EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 29, 2011 relating to the December 31, 2010 financial statements of Premier Alliance Group, Inc.

/s/ Scharf Pera & Co

Scharf Pera & Co., PLLC
Certified Public Accountants
Charlotte, North Carolina
June 8, 2011